AGREEMENT

THIS AGREEMENT (this "Agreement") is entered into as of December 23, 2004 between AURA SYSTEMS, INC., a Delaware corporation (the "Company"), and KOYAH MICROCAP PARTNERS MASTER FUND, L.P., a Cayman Islands limited partnership (the "Lender").

WHEREAS, in connection with secured loans to the Company by the Lender, the Company and the Lender previously entered into an Agreement (the "Prior Agreement"), a Convertible Promissory Note (the "Prior Note"), a Security Agreement (the "Prior Security Agreement"), a Stock Pledge Agreement (the "Prior Stock Pledge Agreement") and a Registration Rights Agreement (the "Prior Registration Rights Agreement"), each dated as of December 16, 2004 (collectively, the "Prior Transaction Documents");

WHEREAS, the Company has requested that the Lender make additional advances to the Company;

WHEREAS, in order to induce the Lender to make such advances and in connection with the Company and the Lender entering into the New Transaction Documents (as defined below), the parties wish to provide for certain related matters, on the terms and conditions set forth herein;

WHEREAS, in addition to this Agreement, the Company will be executing and delivering an additional Convertible Promissory Note (the "New Note" and together with the Prior Note, the "Notes") and an additional Registration Rights Agreement (the "New Registration Rights Agreement" and together with the Prior Registration Rights Agreement, the "Registration Rights Agreements"), each dated as of the date hereof (collectively, the "New Transaction Documents" and together with the Prior Transaction Documents, the "Transaction Documents");

WHEREAS, the Company also has outstanding secured loans with (i) Koyah Partners, L.P., a Delaware limited partnership ("Koyah"), (ii) Koyah Leverage Partners, L.P., a Delaware limited partnership ("Koyah Leverage"), (iii) Raven Partners, L.P., a Delaware limited partnership ("Raven") and (iv) Koyah Ventures LLC, a Delaware limited liability company ("Ventures") (collectively, the "Prior Lenders");

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender as follows:

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing under any foreign corporation laws in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company.

(b) The execution, delivery and performance of the Transaction Documents by the Company and the performance and consummation by the Company of the transactions contemplated in the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or the performance or consummation of any of the transactions contemplated thereby.

(c) The Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

(d) The Company has taken or will take all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon conversion of the Notes, the shares issuable upon such conversion; all of such shares, upon their issuance and delivery in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

(e) The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby, do not and will not: (i) violate the Company's Articles of Incorporation or Bylaws ("Charter Documents") or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person or entity to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(f) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity (including, without limitation, the shareholders of any person or entity) is required in connection with the execution and delivery of the Transaction Documents by the Company and the performance and consummation of the transactions contemplated thereby.

(g) The Company is not in violation of or in default with respect to: (i) the Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such person or entity is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default). Notwithstanding the foregoing, the Lender waives any breach of this representation and warranty arising from the existing defaults listed under the heading "Defaults" in the attached Schedule of Exceptions, so long as any creditor involved in such defaults takes no further actions and exercises no further remedies to collect on the obligations involved or enforce its related rights and the Company otherwise remains in compliance with all of the provisions of the Transaction Documents and this Agreement. In addition, the Lender also waives any breach of this representation and warranty arising from any other defaults referred to in the Company's Form 10-Q for the quarter ended November 30, 2003, so long as any creditor involved in such defaults takes no further actions and exercises no further remedies to collect on the obligations involved or enforce its related rights and the Company otherwise remains in compliance with all of the provisions of the Transaction Documents and this Agreement; it being understood, however, that this waiver is for the purpose of acknowledging the existence of such other defaults and for waiving them under this Section 1(g) only, but this waiver shall not apply to Section 13(b) of the Notes or any other provisions of the Transaction Documents or the Lender's rights and remedies with respect to such provisions.

(h) No actions (including, without limitation, derivation actions), suits, proceeds or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority that if adversely determined would: (i) (alone or in the aggregate) have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company or (ii) enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby. Notwithstanding the foregoing, the Lender waives any breach of this representation and warranty arising from any actions or suits referred to in the Company's Form 10-Q for the quarter ended November 30, 2003, so long as any party involved in such actions or suits takes no further actions and exercises no further remedies to collect on the obligations involved or enforce its related rights and the Company otherwise remains in compliance with all of the provisions of the Transaction Documents and this Agreement; it being understood, however, that this waiver is for the purpose of acknowledging the existence of such actions or suits and for waiving them under this Section 1(h) only, but this waiver shall not apply to Section 13(b) of the Notes or any other provisions of the Transaction Documents or the Lender's rights and remedies with respect to such provisions.

(i) The Company owns and has good and marketable title or a valid leasehold interest in all assets and properties as reflected in the most recent financial statements delivered to the Lender and all assets and properties acquired by the Company since such date, free and clear of liens and encumbrances except for liens in favor of the Prior Lenders. Notwithstanding the foregoing, the Lender waives any breach of this representation and warranty arising from the existing liens listed under the heading "Liens" in the attached Schedule of Exceptions, so long as any creditor holding such lien takes no further actions and exercises no further remedies to collect on the obligations involved or enforce its related rights and the Company otherwise remains in compliance with all of the provisions of the Transaction Documents and this Agreement.

(j) The Company owns or possesses sufficient legal rights to all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights ("Intellectual Property Rights") necessary for its business as now conducted and as proposed to be conducted, free and clear of any liens or encumbrances and without any conflict with, or infringement of the rights of, others.

(k) The financial statements of the Company that have been delivered to the Lender: (i) are in accordance with the books and records of the Company, which have been maintained in accordance with good business practices; (ii) have been prepared in conformity with accounting principles generally accepted in the United States; and (iii) fairly present the consolidated financial position of the Company as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company does not have any contingent obligations, liability for taxes or other outstanding obligations that are material in the aggregate, except as disclosed in such financial statements. Since the date of such financial statements, there has been no material adverse change in the financial position, business, operations, assets, liabilities or prospects of the Company, except as listed in the attached Schedule of Exceptions.

(l) The Company has total assets in excess of $2,000,000 according to its most recent financial statements, which are dated not more than ninety (90) days prior to the date of this Agreement and the loans contemplated hereby and were prepared (i) in accordance with generally accepted accounting principles (and on a consolidated basis if the Company has consolidated subsidiaries) or (ii) in accordance with the rules and requirements of the Securities and Exchange Commission, whether or not required by law to be prepared in accordance with those rules and requirements. The Company, and its officers and directors, have a preexisting business relationship with the Lender.

(m) All reports required to be filed by the Company since and including the filing of the Company's Form 10-K for the fiscal year ended February 28, 2003 (collectively, the "SEC Reports") have been duly filed with the Securities and Exchange Commission, except certain of the SEC Reports were filed late. Except as set forth in the Schedules of Exceptions attached to this Agreement, the Notes and the Prior Security Agreement: as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder applicable to the SEC Reports; none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the financial statements of the Company included in the SEC Reports complied as of their respective dates of filing in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the Securities and Exchange Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(n) The Company has timely received all of the subscription amounts and installment payments that are scheduled to be received as of the date hereof in the Company's $5,000,000 minimum/$15,000,000 maximum Series B Cumulative Convertible Preferred Stock financing (the "Series B Financing"), except as otherwise noted in the information recently provided by the Company to Lender.

(o) A complete list of all of the investors in the Series B Financing with outstanding subscription amounts or installment payments as of the date hereof is contained in the information recently provided by the Company to Lender.

(p) The sale of the Company's El Segundo facilities by the Company and its majority-owned subsidiary Aura Realty, Inc. to David Maimon and Yair Ben Moshe, on the terms contemplated in the Securities Purchase Agreement dated as of August 19, 2004 (the "Securities Purchase Agreement") among the Company and the Purchasers named therein, is in its final phase and is scheduled to close not later than January 10, 2005. The Company is not aware of any major contingencies which have not yet been waived or satisfied or any complications or problems that could prevent or delay such sale, and the Company reasonably believes that such sale will occur on such terms and within such time.

(q) The Company has settled claims held by, and received full releases from, the Company's creditors listed in the information recently provided by the Company to Lender. The remaining creditors listed in the information recently provided by the Company to Lender are out of business.

(r) The Company's current cash flow projections for the period December 2004 through March 2005 are contained in the information recently provided by the Company to Lender, and the Company has good and sufficient grounds for believing that such projections are a reasonable forecast of its cash flow situation during such period.

2. Company Acknowledgements. The Company confirms, acknowledges and agrees that (i) the Prior Security Agreement and the Prior Stock Pledge Agreement secure all of the Company's obligations under the Transaction Documents, (ii) the Lender is under no obligation to make any further advances to the Company under the Notes, to grant any extension of the maturity date of the Notes or, except as otherwise specifically provided in the Notes, to convert any loans outstanding under the Notes into equity, and (iii) any further advances to the Company by the Lender under the Notes, any extension by the Lender of the maturity date of the Notes, any conversion of loans outstanding under the Notes into equity (except as otherwise specifically provided in the Notes), or any other financing of the Company by the Lender or its affiliates, are at the option of the Lender and its affiliates, in their sole discretion.

3. Further Assurance. The representations and warranties of the Company contained in this Agreement include, among others, a representation and warranty that the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company's Board of Directors. As a further assurance to the Lender with respect to such representation and warranty, the Company shall deliver to the Lender, within five (5) business days after request of the Lender, evidence satisfactory to the Lender in its sole discretion of the authorization by the Company's Board of Directors of the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby.

4. Survival. The representations and warranties and the covenants of the Company contained in this Agreement shall survive the closing of the transactions contemplated by the Transaction Documents.

5. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender in the case of an amendment and only with the written consent of the waiving party in the case of a waiver.

6. Entire Agreement. This Agreement, together with the other Transaction Documents, constitute the entire agreement of the parties concerning the subject matter hereof and thereof, all prior discussions, proposals, negotiations and understandings having been merged herein and therein.

7. Intercreditor Agreement. The terms and conditions of this Agreement and the other Transaction Documents shall also be governed by and subject to the terms and conditions of an Intercreditor Agreement dated as of January 19, 2004, as supplemented by a Joinder Agreement dated as of June 14, 2004 and a further Joinder Agreement dated as of December 16, 2004, among the Company, the Prior Lenders and Lender (collectively, the "Intercreditor Agreement").

8. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Lender. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9. Severability. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall remain in full force and effect.

10. Attorneys' Fees. The Company shall pay the reasonable attorneys' fees, costs and disbursements of the Lender in enforcing any terms of this Agreement, whether or not any action at law or in equity is brought.

11. Governing Law. Consistent with the governing law and venue provisions of the Intercreditor Agreement, this Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

12. Miscellaneous. Any notice under this Agreement shall be given in writing and shall be addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by written notice to the other party.

Aura Systems, Inc.
2335 Alaska Avenue
El Segundo, CA 90245
Attn: Raymond Yu

Fax: 310-643-8719

Koyah Microcap Partners Master Fund, L.P.

c/o ICM Asset Management, Inc.

601 W. Main Avenue, Suite 600

Spokane, WA 99201

Attn: Robert Law

Fax: 509-444-4500

13. Lender's Legal Fees and Expenses.

(a) The Company shall pay the costs and expenses of legal counsel to the Lender in connection with (i) the evaluation of loans to the Company, (ii) the negotiation, execution and delivery of this Agreement, the other Transaction Documents and any other related agreements with the Lender as well as the consummation of the transactions contemplated by such agreements, the administration of such agreements and any amendments or waivers of such agreements, (iii) the preparation and completion of any secured loan, securities and other filings necessary or appropriate in connection therewith and (iv) the evaluation, discussion and negotiation by the Lender, as debt or equity holder of the Company, of any financing, sale or similar proposals or expressions of interest involving the Company which may be made or advanced by any persons or entities (including without limitation the Lender or its affiliates) and the negotiation, execution and delivery of any related agreements as well as the consummation of the transactions contemplated thereby. The Company shall pay such costs and expenses immediately upon submittal. Alternatively, (x) the Lender may hold back and deduct up to $10,000 from the proceeds of the loan when disbursing such loan to be applied against some or all of such costs and expenses under this Section 13(a) and/or reimbursement of costs and expenses under Section 13(b), in which case such holdback shall constitute principal advanced under the New Note and/or (y) pay such costs and expenses directly, in which case the amounts so paid shall constitute additional amounts payable by the Company under this Agreement and the New Note, bear interest at the rate set forth in the New Note and be payable in cash only. Notwithstanding that the Company is paying such costs and expenses, the Company acknowledges and agrees that such legal counsel is representing only the Lender, and not the Company.

(b) In addition, the Lender and its affiliates (including without limitation Koyah Leverage, Koyah, Raven, Ventures and ICM Asset Management, Inc.), as well as the partners, directors, officers, shareholders, members, employees or agents thereof, shall be entitled to reimbursement of, and immediately upon submittal the Company shall pay, the legal fees and expenses incurred by the foregoing parties in connection with any threatened or actual action, suit, claim, proceeding or investigation arising out of any assertion that the promissory notes or other agreements or documents between the Company and the foregoing parties as well as the consummation of the transactions contemplated thereby (the "Agreements and Transactions") result in any purchase or sale or other acquisition or disposition of an equity security or a derivative security (a "Section 16 Event") within the meaning of, and for purposes of, Section 16 of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder ("Section 16"), unless it shall ultimately be determined by final judicial decision (from which there is no further right of appeal) that the Agreements and Transactions did result in a Section 16 Event and in liability under Section 16 ("Section 16 Liability") on the part of the foregoing party as a result thereof.

Furthermore, the foregoing parties shall be entitled to receive, and immediately upon submittal the Company shall pay, an advancement of expenses in advance of the final disposition of any such action, suit, claim, proceeding or investigation. Such advancement of expenses shall be made upon delivery to the Company of an undertaking on the part of the foregoing parties to repay the amounts so advanced if it shall ultimately be determined by final judicial decision (from which there is no further right of appeal) that the Agreements and Transactions did result in a Section 16 Event and in Section 16 Liability on the part of the foregoing party as a result thereof. In the event the foregoing parties pay such costs and expenses directly, the amounts so paid shall constitute additional amounts payable by the Company under their respective Agreements and Convertible Promissory Notes, bear interest at the rate set forth in such Convertible Promissory Notes, and be payable in cash only.

The provisions of this Section 13(b) are specifically intended to be for the benefit of each of the foregoing parties, who are intended to be third-party beneficiaries of such provisions and entitled to enforce them directly.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

AURA SYSTEMS, INC. By: Name: Title:
KOYAH MICROCAP PARTNERS MASTER FUND, L.P. By: Koyah Ventures LLC, its general partner By: Name: Title:

[Signature Page to Agreement]

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Schedule of Exceptions

Liens

1. El Seguendo real property and facilities are subject to a security interest related to mortgage financing and a pending sale/leaseback transaction.

2. Note receivable for approximately $1,000,000 under Alpha Ceramics purchase agreement has been assigned as collateral to the purchasers in such sale/leaseback transaction.

3. The Plaintiffs in Arthur Schwatz v. Aura Systems, Inc. received a Writ of Attachment to collect a portion of their judgment. On May 3, 2004, the Plaintiffs used this Writ to effect a levy against the Company's primary bank account and received approximately $191,689. On May 11, 2004, Plaintiffs returned those funds to the Company without relinquishing their rights under the Writ. On June 7, 2004, the Plaintiff and the Company entered an Agreed Judgment in this case with a 45 day delayed effective date.

Defaults

1. Shareholder litigation (Barovich/Chiu et al ) judgment settlement for approximately $789,000 is in default. In April of 2003, this creditor served Writs of Execution against one of the Company's bank accounts but has taken no further action.

2. Convertible notes issued in August October 2002 for a total principal amount of $625,000 are or may be in default.

3. The $1,000,000 Note Payable to the purchasers in the sale/leaseback transaction, dated December 1, 2002, became due and payable on May 30, 2004.

Financial Statements

1. The long-term note receivable from Alpha Ceramics was assigned to the Purchasers in the Sale/Leaseback Agreement, dated December 1, 2002, as disclosed in the footnotes and MD&A of recent public filings (see Liens Note 2 above); however, this receivable was included on the balance sheet in the most recent financial statements.